Exhibit 10.9

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January 17, 2026 (this “Agreement”), is among Siyata PTT, a Cayman Islands exempted company (the “Company”), all of the Subsidiaries (as defined in the Purchase Agreement) of the Company (such subsidiaries, the “Guarantors” and, collectively with the Company, the “Debtor” or “Debtors”) and Agile Hudson Partners LLC, a Delaware limited liability company (collectively with its endorsees, transferees and assigns, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the securities purchase agreement entered into by the Company and the Secured Parties on January 17, 2026 (the “Purchase Agreement”), the Secured Parties have agreed to extend the loan to Company as evidenced by that certain 12% senior secured promissory note dated January 17, 2026, in the original principal amount of up to $2,220,000.00 (the “Note”);

WHEREAS, the Guarantors have jointly and severally agreed to guarantee and act as surety for payment of such Note and Obligations (as defined in this Agreement) as provided in this Agreement; and

WHEREAS, in order to induce the Secured Parties to extend the loan evidenced by the Note under the Purchase Agreement, each Debtor has agreed to execute and deliver to the Secured Parties this Agreement and to grant the Secured Parties, a security interest in certain property of such Debtors to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Parties are granted a security interest by this Agreement in all of the Debtors’ assets, and which shall include but is not limited to the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, Intellectual Property, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property, income tax refunds, and employee retention tax credits;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims (including but not limited to any such claims that arise in connection with any existing or future claims of breaches of loyalty, good faith, care, or obedience against any past, present, or future officers or directors of any of the Debtors);

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations; and

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule E hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) [Intentionally Omitted].

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Parties may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties, including, without limitation, all obligations under this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal, interest, and penalties under the Note and all other amounts owed thereunder; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means, with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or memorandum of association, articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, articles of association, a partnership agreement or an operating, limited liability or members agreement).

(g) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(h) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(i) “UCC” means the Uniform Commercial Code of the State of Delaware and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loan as evidenced by the Note, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, charges, grants and hypothecates to the Secured Parties a security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Secured Parties (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Parties, or have previously delivered to Secured Parties, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except as set forth in Schedule C attached hereto, the Debtors are the sole owner of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims. The Debtors are fully authorized to grant the Security Interests. Except as set forth in Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth in Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph and, in respect of the Company, recording the security interest granted by this Agreement in its register of mortgages and charges, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph and, in respect of the Company, recording the security interest granted by this Agreement in its register of mortgages and charges, the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Secured Parties hereunder.

(g) Each Debtor hereby authorizes the Secured Parties to (i) file one or more financing statements under the UCC with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it, and (ii) in respect of the Company, to the extent required, direct its registered office provider to record the security interest granted by this Agreement in its register of mortgages and charges.. The Secured Parties shall have the right (and are hereby authorized to) to file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Debtors) to perfect and to maintain perfected first priority security interests in the Collateral by the Secured Parties, including but not limited to a financing statement on Form UCC-1 in all applicable jurisdictions with respect to the Collateral promptly upon the execution of this Agreement, as well as with the proper filing and recording agencies (including but not limited to any filings with the United States Copyright Office and the United States Patent and Trademark Office).

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor's debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The capital stock and other equity interests listed on Schedule E hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests owned, directly or indirectly, by the Company, including but not limited to all of the Company’s capital stock and other equity interests in the Guarantors. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. Each Debtor shall pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Parties to be, necessary or desirable to effect the rights and obligations provided for herein. Each Debtor shall file with the applicable filing office(s) such financing statements, amendments, addenda, continuations, terminations, assignments and other records (whether or not executed by Debtor) to perfect and to maintain perfected security interests in the Collateral by the Secured Parties, including but not limited to (a) promptly upon the execution of this Agreement, a financing statement on Form UCC-1 shall be filed in all applicable jurisdictions on behalf of the Secured Parties with respect to the Collateral. The Financing Statement shall designate the Secured Parties as the secured party and Debtor as the debtor, shall identify the security interest in the Collateral, and contain any other items required by law. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business and sales of inventory by a Debtor in its ordinary course of business) without the prior written consent of the Secured Parties.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Secured Parties, that (a) the Secured Parties will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Parties and such cancellation or change shall not be effective as to the Secured Parties for at least thirty (30) days after receipt by the Secured Parties of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Parties will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) under the Note exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Secured Parties and accordingly, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Secured Parties. Copies of such policies or the related certificates, in each case, naming the Secured Parties as lender loss payee and additional insured shall be delivered to the Secured Parties at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Parties promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest therein.

(p) Each Debtor shall promptly execute and deliver to the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property in which the Secured Parties have been granted a security interest hereunder, in a form acceptable to the Secured Parties, which shall be subject to all of the terms and conditions hereof.

(q) Each Debtor shall permit the Secured Parties and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Parties from time to time.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Secured Parties of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Parties which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing 30 days prior written notification thereof to the Secured Parties and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule B attached hereto, which Schedule B sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) (i) The actual name of each Debtor is the name set forth in Schedule B attached hereto; (ii) no Debtor has any trade names except as set forth in Schedule B attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth in Schedule B attached hereto for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule B attached hereto.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Parties to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Secured Parties.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Parties regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Parties, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Parties, to be entered into and delivered to the Secured Parties.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Parties in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Parties.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Parties.

(hh) Each Debtor shall immediately provide written notice to the Secured Parties of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Parties an assignment of claims for such accounts and cooperate with the Secured Parties in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Each Debtor shall cause each subsidiary of such Debtor (including but not limited to each subsidiary acquired or formed by a Debtor after the date of this Agreement) to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Parties may reasonably request. Upon delivery of the foregoing to the Secured Parties, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Note.

(kk) The Company shall register the security intertest granted by this Agreement in its register of mortgages and charges. Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Parties on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Parties, the applicable Debtor shall deliver to Secured Parties an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Secured Parties during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of the Secured Parties or any designee of Secured Parties, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Parties regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Secured Parties shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Parties or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Parties and allow the Transferee or Secured Parties to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Parties notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Parties may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule D attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule D attached hereto lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp) None of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Parties’ rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall each be an “Event of Default” under this Agreement:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) days after delivery to such Debtor of notice of such failure by or on behalf of the Secured Parties unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty To Hold In Trust.

(a) Upon the occurrence of any Event of Default under this Agreement and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Parties, for application to the satisfaction of the Obligations.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Parties on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Parties subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default under this Agreement and at any time thereafter, the Secured Parties, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Parties shall have the following rights and powers:

(i) The Secured Parties shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Secured Parties, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Secured Parties, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Secured Parties shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option of Secured Parties, to exercise in such Secured Parties’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Parties shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Parties shall have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Parties shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Parties, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Parties may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Parties or its designee.

(vi) The Secured Parties may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Parties or any designee or any purchaser of any Collateral.

(b) The Secured Parties shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Parties may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sell any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Parties’ rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Secured Parties to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Parties, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Parties in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations to the Secured Parties, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of the Default Interest (as defined in the Note), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Secured Parties may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Parties have no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Parties in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Parties) applicable to the sale of the Pledged Securities by Secured Parties.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Secured Parties. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Parties is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Parties may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the rate of the Default Interest (as defined in the Note).

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) the Secured Parties do not (i) have any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) have any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. The Secured Parties shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Parties of any payment relating to any of the Collateral, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Parties in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which the Secured Parties may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Secured Parties, and does hereby make, constitute and appoint the Secured Parties and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Parties or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Parties, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Secured Parties are specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule B attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Parties, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Parties the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Secured Parties as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Parties’ discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Parties. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement (as such term is defined in the Note).

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

18. [Intentionally Omitted].

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and the Secured Parties holding 67% or more of the principal amount of Note then outstanding, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Parties. The Secured Parties may assign any or all of its rights under this Agreement to any party to whom such Secured Parties assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) The Debtors and Secured Parties shall submit all Claims (as defined in Exhibit E of the Purchase Agreement) (the “Claims”) arising under this Agreement or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration pursuant to the arbitration provisions set forth in Exhibit E of the Purchase Agreement (the “Arbitration Provisions”). The Debtors and Secured Parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the Debtors and Secured Parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Debtors represents, warrants and covenants that Debtors have reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Debtors will not take a position contrary to the foregoing representations. Debtors acknowledge and agree that Secured Parties may rely upon the foregoing representations and covenants of Debtors regarding the Arbitration Provisions. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Debtors and Secured Parties consent to and expressly agree that the exclusive venue for arbitration of any Claims arising under this Agreement or any other agreement between the Debtors and Secured Parties or their respective affiliates (including but not limited to the Transaction Documents (as defined in the Purchase Agreement)) or any Claim relating to the relationship of the Debtors and Secured Parties or their respective affiliates shall be in New Castle County, State of Delaware. Without modifying the Debtors’ and Secured Parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in New Castle County, State of Delaware, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in New Castle County, State of Delaware, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Notwithstanding anything in the foregoing to the contrary, nothing herein shall limit, or shall be deemed or construed to limit, the ability of the Secured Parties to realize on any collateral or any other security, or to enforce a judgment or other court ruling in favor of the Secured Parties, including through a legal action in any court of competent jurisdiction. The Debtors hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). THE DEBTORS HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The Debtors irrevocably waive personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to Debtors at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such electronic signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, managers, shareholders, officers, directors, attorneys, employees, and agents (and any other persons with other titles that have similar functions) (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note, the Purchase Agreement (as such term is defined in the Note) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject the Secured Parties to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall the Secured Parties be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Parties exercise its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(n) Notwithstanding anything to the contrary in this Agreement, the security interests in the Collateral created under this Agreement shall not have priority over the existing secured debt obligations set forth in Schedule C attached hereto.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

SIYATA PTT

Executed and delivered as a deed

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

SIYATA NORTH AMERICA INC.

By:	Siyata PTT
a Cayman Islands exempt company Sole Shareholder

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

SIYATA MOBILE CANADA INC.

By:	Siyata PTT
a Cayman Islands exempt company Sole Shareholder

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

SIYATA MOBILE ISRAEL LIMITED

By:	Siyata Mobile Canada Inc. a Canadian company
Sole Shareholder

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

CLEAR RF NEVADA INC.

By:	Siyata North America Inc.
a Canadian company Sole Shareholder

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

CLEAR RF LLC

By:	Clear RF Nevada Inc.
a Nevada company Sole Shareholder

By:	/s/ Marc Seelenfreund
	Name:	Marc Seelenfreund
	Title:	Chief Executive Officer

AGILE HUDSON PARTNERS LLC

By:	/s/ Aaron Greenblott
	Name:	Aaron Greenblott
	Title:	Managing Member

SCHEDULE A

(a) The following are all other locations in the United States of America or any other location in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

Address	County	State/Country
1751 Richardson Suite 2207	Montreal,	Quebec Canada

Source: UCC §9-301(2) and (3).

(b) The following are all other places of business of the Company in the United States of America or any other location:

Address	County	State/Country
8 Ariel Sharon	Ohr Yehuda	Israel

Source: UCC §9-301(2) and (3).

(c) The following are all other locations in the United States of America or any other location where any of the Collateral consisting of inventory or equipment is located:

Address	County	State/Country
Contract manufacturer /3PL Suntronics 1250 N. Bowser Rd	Richardson	Texas USA

Quality One 3PL 7651 Southland Blvd., Orlando FL 32809	Orlando	Florida/USA

Source: UCC §§-301(2) and (3).

(d) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

Name	Mailing Address	County	State/Country
Tandem Equipment finance Inc.	41 Scarsdale Road Unit #5 Toronto	Ontario	Canada

Rosenthal & Rosenthal Inc.-Factoring and LC facility	1370 Broadway New York	New York	USA

Source: UCC §§9-301(2) and (3), 9-312 and 9-313.

(c) The following is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (provide name and address of depository bank, type of account and account number):

See below:

Depository Bank	Company	Bank Address	Type of Account	Acct. No.
BMO	Siyata North America Inc	596 BURRARD STREET, VANCOUVER, B.C., CANADA	Checking- CAD	0004-1853405
BMO	Siyata North America Inc	595 BURRARD STREET, VANCOUVER, B.C., CANADA	Checking- USD	0004-4682241
BMO Harris	Siyata North America Inc	111 West Monroe Street Chicago, IL 60603	Checking- USD	4027919
TD BANK	Siyata North America Inc	6551 Boul Jean Talon E, ST Leonard, QC, H1S1N2	Checking- CAD	4276-004-0057-524-2522
TD BANK	Siyata North America Inc	6552 Boul Jean Talon E, ST Leonard, QC, H1S1N2	Checking- USD	4276-004-0057-7306088
BMO	Siyata Mobile Canada	596 BURRARD STREET, VANCOUVER, B.C., CANADA	Checking- CAD	0004-1846395
BMO	Siyata Mobile Canada	595 BURRARD STREET, VANCOUVER, B.C., CANADA	Checking- USD	0004-4698171

SCHEDULE B

Debtor Name	Other Names	Tax Identification Number	Jurisdiction of Organization
Siyata PTT	n/a	CO-396061	Cayman Islands
Siyata North America Inc.	Formerly Signifi Mobile inc.	822191086RC0002	Canada
Siyata Mobile Canada Inc.	n/a	129792677RC0001	Canada
Siyata Mobile Israel Limited	n/a		Israel
Clear RF Nevada Inc.	n/a	88-1604941	Nevada USA
Clear RF LLC	n/a	n/a	State of Washington

SCHEDULE C

Other Liens and Related Filings

Rosenthal & Rosethnal Inc. 1370 Broadway, New York, New York
Factoring and Letter of Credit Facility and liens

SCHEDULE D

Patents and Trademarks

(see attached)

Patent Family	Patent Title	BR Ref. No.	Jurisdiction	Application No.	Status	Next Action(s)	Due Date
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002CA01	Canada	3,150,311	Pending	Annuity Due	28-Feb-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002CN01	China	202221100675.X	Granted	Annuity Due	9-May-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002EP01	European Patent Office (EPO)	22159114.2	Granted	Annuity Due	28-Feb-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002DE01	Germany	22159114.2	Pending	Annuity Due	28-Feb-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002FR01	France	22159114.2	Pending	Annuity Due	28-Feb-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002GB01	United Kingdom	22159114.2	Pending	Annuity Due	28-Feb-26
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002HK01	Hong Kong	42023074522	Pending	Awaiting further Action from Office	-
1529P002	MOBILE CONVERSION APPARATUS FOR DOCKING CELLULAR DATA DEVICES	1529P002US02	United States of America	17/682,731	Granted	Annuity Due	2-Oct-27
1529P003	ADAPTIVE RANGE EXTENDER FOR EXTENDING ARANGE OFA CELLULAR NETWORK BY AMPLFYING UPLINK AND DOWNLINK CELLULAR SIGNALS	1529P003US01	United States of America	12/958,150	Granted	Annuity Due	18-Feb-26
1529P004	PASSIVE BYPASS FOR NETWORK EXTENDING	1529P004US01	United States of America	14/012,898	Granted	Annuity Due	2-Dec-26
1529P005	MOBILE DEVICE CRADLE WITH IMPROVED FUNCTIONALITY	1529P005US01	United States of America	16/054,738	Granted	Annuity Due	16-Oct-26
1529P007	DEVICE FOR BRIDGING TWO COMMUNICATIONS NETWORKS	1529P007US01	United States of America	63/850,953	Pending	Priority Deadline	25-Jul-26

Design Family	Design Title	BR Ref. No.	Jurisdiction	Application No.	Status	Next Action(s)	Due Date
1529D001	COMMUNICATIONS HANDSET	1529D001CA01	Canada	214453	Registered	Next Renewal Due	10-Jul-29
1529D001	COMMUNICATIONS HANDSET	1529D001EM01	European Union Intellectual Property Office (EUIPO)	15001810	Registered	Next Renewal Due	28-Oct-27
1529D001	COMMUNICATIONS HANDSET	1529D001GB01	United Kingdom	6240225	Registered	Next Renewal Due	28-Oct-27
1529D001	COMMUNICATIONS HANDSET	1529D001US01	United States of America	29/847,218	Registered
1529D002	COMMUNICATIONS DEVICE	1529D002CA01	Canada	241523	Pending	Awaiting next Action from Office	-
1529D002	COMMUNICATIONS DEVICE	1529D002EM01	European Union Intellectual Property Office (EUIPO)	15107126	Registered	Next Renewal Due	18-Jun-30
1529D002	COMMUNICATIONS DEVICE	1529D002GB01	United Kingdom	6452080	Registered	Next Renewal Due	18-Jun-30
1529D002	COMMUNICATIONS DEVICE	1529D002US01	United States of America	29/979,564	Allowed	Issue Fee Due	10-Feb-26
1529D003	COMMUNICATIONS DEVICE	1529D003CA01	Canada	241521	Pending	Awaiting next Action from Office	-
1529D003	COMMUNICATIONS DEVICE	1529D003EM01	European Union Intellectual Property Office (EUIPO)	15107126	Registered	Next Renewal Due	18-Jun-30
1529D003	COMMUNICATIONS DEVICE	1529D003GB01	United Kingdom	6452081	Registered	Next Renewal Due	18-Jun-30
1529D003	COMMUNICATIONS DEVICE	1529D003US01	United States of America	29/979,570	Allowed	Issue Fee Due	10-Feb-26
1529D004	COMMUNICATIONS DEVICE	1529D004CA01	Canada	241523	Pending	Awaiting next Action from Office	-
1529D004	COMMUNICATIONS DEVICE	1529D004EM01	European Union Intellectual Property Office (EUIPO)	15107126	Registered	Next Renewal Due	18-Jun-30
1529D004	COMMUNICATIONS DEVICE	1529D004GB01	United Kingdom	6452082	Registered	Next Renewal Due	18-Jun-30
1529D004	COMMUNICATIONS DEVICE	1529D004US01	United States of America	29/979,574	Allowed	Issue Fee Due	12-Feb-26
1529D005	COMMUNICATIONS DEVICE	1529D005US01	United States of America	30/024,285	Pending	Foreign Filing Deadline	22-Mar-26
1529D006	COMMUNICATIONS DEVICE	1529D006US01	United States of America	30/024,290	Pending	Foreign Filing Deadline	22-Mar-26

SCHEDULE E

Equity Interests of Guarantors

Schedule E-1

Pledged Securities:

Issuer	Record Owner	Class of Shares	Percentage Ownership
Siyata North America Inc.	Siyata PTT	Common shares	100%
Siyata Mobile Canada Inc.	Siyata PTT	Common shares	100%
Siyata Mobile Israel Limited	Siyata Mobile Canada Inc.	Common shares	100%
Clear RF Nevada Inc.	Siyata North America Inc.	Common shares	100%
Siyata PTT	Seeligang Partners (90%) Core AI Holdings Inc. (10%)	Common	100%
Clear RF LLC	Clear RF Nevada Inc.	Units	100%

ANNEX A

to

SECURITY

AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of January 17, 2026 made by Siyata PTT and its subsidiaries party thereto from time to time, as Debtors to and in favor of the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joinder to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

An executed copy of this Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be executed in the name and on behalf of the undersigned.

[Name of Additional Debtor]

By:
Name:
Title:

Address:

Dated:

32